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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


                         INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in Registration Statement No. 33-61087 of OXIS International, Inc. (formerly DDI Pharmaceuticals, Inc.) and subsidiary on Amendment No. 1 to Form S-3 of our report dated March 21, 1995, which included an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of OXIS International, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


       DELOITTE & TOUCHE LLP
       Portland, Oregon

       August 28, 1995

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